UNSECURED PROMISSORY NOTE

 Scottsdale, Arizona

 May 11, 2016

FOR VALUE RECEIVED, the undersigned, Northsight Capital, Inc., a Nevada Corporation with a business address of 7740 E. Evans Road, Scottsdale, AZ 85260 (hereinafter referred to as the “Maker”), hereby promises to pay to the order of Sandor Capital Master Fund, with a mailing address of 2828 Routh St., St. 500, Dallas, TX 75201 (“Holder”), the sum of SIXTY FIVE THOUSAND DOLLARS ($65,000) and any other fees and charges, on May 11, 2017, subject to reasonable extension, with the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed (the “Maturity Date”)..

The entire balance of outstanding principal and other fees and charges shall be due and payable on the earlier of the following: (I) the Maturity Date; and (ii) an Event of Default (as defined below).

Interest shall not be payable under this Note unless and until the principal due hereunder has been paid in full.  Once the principal amount of this Note has been paid in full, interest shall only be payable under this Note if and to the extent that the Maker’s majority joint venture company (which owns the URL www.jointlovers.com) (“JVCO”) has revenues, in which case, interest shall be payable as follows: Maker shall pay to Holder quarterly in arrears an amount equal to the product of (i) a fraction, the numerator of which is the original principal amount of this Note and the denominator of which is the principal amount of all similar Notes issued in this series of Notes and (ii) twenty five (25%) percent of the Net Revenues (defined below), after deduction of Operating Expenses (defined below), of JVCO, until such time as the Holder has been paid an aggregate of fifty (50%) percent of the original face amount of this Note.

For purposes of this Note, “Net Revenues” shall be defined as any and all revenues of JVCO, including but not limited to revenues derived from memberships, advertising, email lists, product sales, and data, less any additional amounts that the JVCO partners determine to be necessary to meet the operating needs of the Business, but not less than ten (10%) percent of gross revenues. For purposes of this Note, “Operating Costs” shall be defined as hosting, servers, website maintenance, marketing, social media, advertising, customer service and support, audit and accounting, taxes, tax preparation, filings and general and administrative support. For the avoidance of doubt, if (i) the principal amount of this Note has been paid in full (or converted), (ii) the original amount of this Note is $100,000 and the total amount of Notes in the series is $500,000, (iii) JVCO has revenues after operating expenses of $250,000 in a given quarter, then it shall pay to the holder of this Note $12,500 with respect to such quarter, determined as follows: $100,000/$500,000 X 25% ($250,000) = $12,500.

Each of the following shall constitute an “Event of Default” hereunder: (i) Maker’s failure to make any payment when due hereunder; (ii) with respect to Maker, the commencement of an action seeking relief under federal or state bankruptcy or insolvency statutes or similar laws, or seeking the appointment of a receiver, trustee or custodian for Maker or all or part of its assets, or the commencement of an involuntary proceeding against Maker under federal or state bankruptcy or insolvency statues or similar laws, which involuntary proceeding is not dismissed or stayed within thirty (30) days; or (iii) if Maker makes an assignment for the benefit of creditors.  If an Events of Default occurs, the obligations under this note shall become immediately due and payable without notice or demand.

Maker agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses incurred, or which may be incurred, by Holder in connection with the enforcement and collection of this note.  Such costs and expenses shall be payable upon demand for the same and until so paid shall be added to the principal amount of the note.

Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assent to extensions of the time of payment or forbearance or other indulgence without notice.  No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy.  Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand.  A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

This instrument, together with the Security Agreement between Maker and Holder dated the date hereof contains the entire agreement among Maker and Holder with respect to the transactions contemplated hereby, and supersedes all negotiations, presentations, warranties, commitments, offers, contracts and writings prior to the date hereof relating to the subject matter hereof. This instrument may be amended, modified, waived, discharged or terminated only by a writing signed by Maker and accepted in writing by Holder.

This instrument shall be governed by Nevada law, without regard to the conflict of laws provisions thereof.  For purposes of any action or proceeding involving this note, Maker hereby expressly submits to the jurisdiction of all federal and state courts located in the State of Arizona and consents to any order, process, notice of motion or other application to or by any of said courts or a judge thereof being served within or without such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens.

This Note shall inure to the benefit of Holder’s successors and assigns.

Executed as an instrument under seal, as of the date first above written.

MAKER:

WITNESS:

Northsight Capital, Inc.

_____________________________________

/s/ John P. Venners

Witness

By: John P. Venners, EVP, Operations

Print Name: ___________________________

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